Exhibit 10.20
XT250 Pilot Program Agreement
Between
Pfizer Inc and XStream Systems Inc.
This will confirm the Pilot Program Agreement between Pfizer Inc, a Delaware corporation with principal offices in New York, NY, of, (hereinafter referred to as Pfizer) as an independent Pilot Test site for XStream Systems, a Delaware corporation with principal offices in Sebastian, FL (hereinafter referred to as “Company”), and allow the Company to place their technology in Pfizer’s Memphis, TN facility to demonstrate the effectiveness of their XT250 Material Identification System. The pilot period for product research is for 120 days with the possibility of a 60 day extension starting August 24, 2009 under the following terms and conditions:
1.	Pfizer will provide the Company the adequate resources to successfully complete the agreed upon goals and objectives of the independent Pilot.

2.	Pfizer will provide the Company adequate and appropriate space for the setup of their pilot instrument including one heavy duty table.

3.	The Company will provide one XT250 Material Identification System (hereinafter referred to as the “Unit”), one barcode scanner, one printer, and one UPS system (hereinafter “the Peripherals”).

4.	Pfizer will allow the Company communication access to the Unit remotely through a dedicated secure internet connection.

5.	Pfizer will provide employees of the Company reasonable supervised access into the facility during normal work hours (M-F 8am – 5pm) for the installation process.

6.	Employees of the Company will follow approved material handling procedures required by Pfizer.

7.	Pfizer will allow the unit to be run 24/7 during the install time period.

8.	After 120 days, or 180 days if Pfizer elects to extend the contract, unless this contract is terminated earlier, Pfizer will have the option to assume full ownership of the Unit and Peripherals for a discounted price of $139,900. This sale will include a one year warranty covering all labor and parts. Upon transference of ownership, this contract will terminate. In the event of contract termination, Company will remove the Unit and Peripherals at a time of mutual convenience at no cost to Pfizer.

9.	This contract may be terminated by either party for any reason. Termination notice shall be in writing. Upon termination the Company shall remove the Unit and peripherals within ten (10) days.

10.	During the term of this contract, the Company will assume all responsibilities and costs for maintenance, repair, and servicing of the Unit and the Peripherals.

11.	Pfizer employees will be provided with an awareness training session to cover all aspects of the technology and operation of the Unit and if necessary, the Peripherals.

12.	The Company warrants that all permits, licenses, and regulatory approvals applicable to the Unit have been obtained and are held in good standing. The Company will be responsible for all federal, State, and local filings and paperwork necessary to install the Unit at Pfizer’s facility.

13.	The Unit will be owned by the Company, and Pfizer will not be liable for any damage to the Unit or its Peripherals incurred, or harm to the Company’s employees while present, at Pfizer’s facilities.
CONFIDENTIAL
XSTREAM SYSTEMS AND PFIZER AGREEMENT

14.	There is no obligation or commitment on the part of Pfizer to endorse the Unit or the Company.

15.	The Company will conduct research on substances of importance to Pfizer that are listed on the attached Exhibit 1 which may be supplemented by Pfizer from time to time within the term of this Agreement, and develop Material Recognition Software Engine (MRSE) signatures on substances to be delivered with the unit and additional MRSE signatures on substances of Pfizer’s choosing, samples of which to be delivered to Pfizer within 60 days of the Unit’s installation.

16.	Pfizer will provide on loan, access to the initial MRSE substances as soon as possible to the Company so that these substances may be included in the Pilot.

17.	Neither party may transfer, assign, or sell this agreement may not be transferred, sold or assigned to any other individual, corporation, partnership or joint venture without the other’s prior approval, which shall not be unreasonably withheld.

18.	This agreement is being made by each of the parties after each party has had an opportunity to fully review, analyze, and obtain legal counsel with respect to this agreement and all of its terms.

19.	The parties acknowledge that nothing in this agreement is intended to create a relationship other than that of independent contractor (Company) and its customer (Pfizer).

20.	This agreement forms the entire understanding between the parties.

21.	There shall be no change, amendment or modification of any of the terms of this agreement unless it is reduced in writing and signed by both parties.

22.	This agreement shall be governed by the laws of the State of New York.

XSTREAM SYSTEMS, INC.		PFIZER INC

/s/ Patricia A. Earl		/s/ Patrick Ford

By:	Patricia A. Earl	By:	Patrick Ford
Title:	V.P. Business Development	Title:	Sr. Director
Date:	September 8, 2009	Date:	9/8/09
CONFIDENTIAL
XSTREAM SYSTEMS AND PFIZER AGREEMENT

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